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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT Pursuant
                            to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



       Date of report (Date of earliest event reported):   July 3, 2006
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                               CirTran Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
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                 (State of Other Jurisdiction of Incorporation)


                 0-26059                              68-0121636
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        (Commission File Number)           (IRS Employer Identification No.)


4125 South 6000 West, West Valley City, Utah                    84128
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 (Address of Principal Executive Offices)                     (Zip Code)


                                  801.963.5112
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)



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Item 1.01     Entry into a Material Definitive Agreement

On July 3, 2006, CirTran Corporation (the "Company") finalized a Marketing and Distribution Agreement (the "MD Agreement") with Media Syndication Global, LLC, a Delaware limited liability company ("MSG"). The MD Agreement relates to the marketing and distribution by MSG of a product designed by Advanced Beauty Solutions, LLC ("ABS"), which were purchased by the Company.

Background
----------

In a Current Report filed with the SEC on June 13, 2006, the Company announced that it had closed a transaction (the "Asset Purchase") whereby the Company purchased certain assets of ABS, subject to the approval of the U.S. Bankruptcy Court adjudicating the bankruptcy proceedings of ABS (the "Bankruptcy Court"). On June 7, 2006, the Bankruptcy Court entered an order approving the Asset Purchase.

Pursuant to the order entered by the Bankruptcy Court, the Company was required to give to Tristar Products, Inc. ("Tristar") a first-right opportunity to enter into a world-wide marketing and distribution agreement with the Company. The term of the first-right period ended on July 3, 2006.

Prior to the approval of the Asset Purchase by the Bankruptcy Court, and in anticipation of such approval, the Company had entered into the MD Agreement with MSG, subject to (A) the approval of the Asset Purchase by the Bankruptcy Court; (B) the Company's completion of the purchase of ABS's assets; and (C) the Company's failure to enter into a distribution agreement with Tristar. The Company and MSG entered into the MD Agreement on April 24, 2006, although the effective date of the MD Agreement was the date on which all three conditions listed above were satisfied. Additionally, the MD Agreement provided to MSG the opportunity to perform test marketing of the product, which was successfully completed.

Pursuant to the MD Agreement, the Company granted to MSG the exclusive, world-wide rights to advertise, promote, market, sell, and otherwise distribute the True Ceramic Pro Bionic hair styler (the "Product"), designed by ABS. Additionally, MSG agreed that during the term of the MD Agreement, MSG would purchase 100% of its requirements of the Product, together with any products that are substantially similar to the Product (a "Similar Product"), from the Company. MSG also agreed that it would not purchase, manufacture, or cause any third party to manufacture any Similar Product during the term of the MD Agreement and for one year following the termination of the MD Agreement, except from the Company.

Under the MD Agreement, MSG is required to purchase an initial minimum quantity of 10,000 units, and yearly quantities of at least 400,000 units. The initial term of the MD Agreement is for three years from the effective date. If MSG has purchased the required minimum quantities during the initial term, the MD Agreement will renew for additional one-year terms.

The MD Agreement may be terminated by either party upon 45 days' notice to the other party upon the breach by the other party of any material terms, covenants,


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conditions,  or obligations under the MD Agreement.  However, if the breach upon which such notice of termination is based shall have been fully cured to the reasonable satisfaction of the non-breaching party within such notice period, then such notice of termination shall be deemed rescinded. The Company and MSG agreed that such right of termination was in addition to such other rights and remedies as the terminating party would have under applicable law.

The Company and MSG agreed that all customer lists, price lists, written and unwritten marketing plans, techniques, methods and data, sales and transaction data, and other information designated or deemed either by MSG or the Company as being confidential or a trade secret, shall constitute confidential information of MSG or the Company, respectively ("Confidential Information"). The Company and MSG agreed to hold all Confidential Information in the strictest confidence and shall protect all Confidential Information with the same degree of care that MSG or the Company would exercise with respect to its own proprietary information.

Item 9.01     Financial Statements and Exhibits

       (d)    Exhibits

       10.1   Marketing and Distribution Agreement,  dated as of April 24, 2006,
              by  and  between  Media  Syndication   Global,  LLC,  and  CirTran
              Corporation.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CirTran Corporation


Date: July 10, 2006                        By:/s/ Iehab J. Hawatmeh
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                                                  Iehab J. Hawatmeh, President










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